EXHIBIT 99.1
CONTACTS:
Mark Carter, VP Strategic Initiatives and Investor Relations
(704) 557-8386
Joseph Calabrese, Financial Relations Board
(212) 827-3772
LANCE ANNOUNCES RESULTS FROM
ANNUAL MEETING OF STOCKHOLDERS
Charlotte, N.C., May 5, 2010 — Lance, Inc. (Nasdaq-GS: LNCE) today announced the results from its Annual Meeting of Stockholders held on May 4, 2010. The stockholders approved each of the proposals voted on at the meeting.
Election of Directors
The following nominees were elected to the Lance, Inc. Board of Directors to serve until the Annual Meeting of Stockholders in 2013:
     David V. Singer
     Dan C. Swander
     S. Lance Van Every
The Board of Directors is currently comprised of nine members, each of whom serves for a three year term.
Approval of Amendments to Lance, Inc. 2007 Key Employee Incentive Plan.
The stockholders approved the amendments adopted by the Board of Directors to the Lance, Inc. 2007
Key Employee Incentive Plan.
Ratification of Selection of KPMG LLP as Independent Public Accountants.
The stockholders ratified the selection of KPMG LLP as independent public accountants for the 2010 fiscal year.
About Lance, Inc.
Lance, Inc., headquartered in Charlotte, NC, manufactures and markets snack foods throughout much of the United States and other parts of North America. The Company’s products include sandwich crackers, sandwich cookies, potato chips, crackers, cookies, other snacks, sugar wafers, nuts, restaurant style crackers and candy. Lance has manufacturing facilities in North Carolina, Iowa,
Georgia, Massachusetts, Texas, Florida, Ohio and Ontario, Canada. Products are sold under the
Lance, Cape Cod, Tom’s, Archway and Stella D’oro brand names along with a number of private label and third party brands. The Company’s products are distributed through a direct-store-delivery system, a network of independent distributors and direct shipments to customer locations. Products are distributed widely through grocery and mass merchant stores, convenience stores, club stores, food service outlets and other channels.